Exhibit T3.A10

Registration No. 55433

FORM 3

BERMUDA

LIMITED LIABILITY COMPANY ACT 2016

CERTIFICATE OF FILING

THIS IS TO CERTIFY that in accordance with sections 30, 32, 36, and 39 of the Limited Liability Company Act 2016 the **Certificate of Formation** a facsimile of which is attached hereto was filed in the office of the Registrar by: **Rooster Bermuda DRE, LLC** on the **25th** day of **March 2020** and that the effective date of such form shall be the **25th** day of **March 2020** in accordance with section 37 of the aforesaid Act.

REGISTRAR OF COMPANIES
BERMUDA

Given under my hand and the Seal of
the REGISTRAR OF COMPANIES this
26th day of **March 2020**

Maria Boodram
for **Registrar of Companies**